Calculation of Filing Fee Tables
S-8
BOSTON SCIENTIFIC CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	457(a)	10,000,000	$ 55.54	$ 555,400,000.00	0.0001381	$ 76,700.74
Total Offering Amounts:						$ 555,400,000.00		$ 76,700.74
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 76,700.74
Offering Note
[1]	1(a) This registration statement on Form S-8 relates to shares of common stock, $0.01 par value per share ("Common Stock"), of Boston Scientific Corporation (the "Registrant") to be issued under the Boston Scientific Corporation Employee Stock Purchase Plan, as amended and restated. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares of Common Stock which may be offered or issued by reason of stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant. 1(b) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 6, 2026. 1(c) The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources